(e	)(i)

January 16, 2008

Todd Modic

Senior Vice President

ING Funds Distributor, LLC

7337 E. Doubletree Ranch Road

Scottsdale, AZ 85258

Dear Mr. Modic:

Pursuant to the Distribution Agreement dated January 1, 2002, between ING Variable Portfolios, Inc. and ING Funds Distributor, LLC (the “Agreement”) we hereby notify you of our intention to retain you as Underwriter to render underwriting services to ING Lehman Brothers Aggregate Bond Index Portfolio, effective March 4, 2008, ING Morningstar U.S. Growth Index Portfolio, effective April 28, 2008, ING Russell Large Cap Index Portfolio, effective March 4, 2008, ING Russell Mid Cap Index Portfolio, effective March 4, 2008, ING Russell Small Cap Index Portfolio, effective March 4, 2008, ING International Portfolio, effective March 4, 2008 and ING WisdomTreeSM Global High-Yielding Equity Index Portfolio, effective January 16, 2008, each a newly established Series of ING Variable Portfolios, Inc. (collectively, the “Funds”), upon all of the terms and conditions set forth in the Agreement. Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the above-mentioned Funds to the Amended Schedule A of the Agreement. The Amended Schedule A is attached to the letter.

Please signify your acceptance to act as Underwriter under the Agreement with respect to the Funds.

Very sincerely,

/s/ Kimberly A. Anderson
Kimberly A. Anderson
Senior Vice President
ING Variable Portfolios, Inc.

ACCEPTED AND AGREED TO:

ING Funds Distributor, LLC

By:	/s/ Todd Modic
Todd Modic
Senior Vice President

7337 E. Doubletree Ranch Rd. Scottsdale, AZ 85258-2034	Tel: 480-477-3000 Fax: 480-477-2700 www.ingfunds.com	ING Variable Portfolios, Inc.

AMENDED SCHEDULE OF APPROVALS

with respect to the

DISTRIBUTION AGREEMENT

between

ING VARIABLE PORTFOLIOS, INC.

and

ING FUNDS DISTRIBUTOR, LLC

Company

ING Lehman Brothers Aggregate Bond Index Portfolio

ING Morningstar U.S. Growth Index Portfolio

ING Russell Large Cap Index Portfolio

ING Russell Mid Cap Index Portfolio

ING Russell Small Cap Index Portfolio

ING International Portfolio

ING VP Global Science and Technology Portfolio

ING VP Growth Portfolio

ING VP Index Plus LargeCap Portfolio

ING VP Index Plus MidCap Portfolio

ING VP Index Plus SmallCap Portfolio

ING VP International Equity Portfolio

ING VP Small Company Portfolio

ING VP Value Opportunity Portfolio

ING WisdomTreeSM Global High-Yielding Equity Index Portfolio